                                                              EX-99.B(d)(2)(iii)

                                   Appendix A

                              Variable Trust Funds
                              --------------------

                              Asset Allocation Fund
                               Equity Income Fund
                                Equity Value Fund
                                   Growth Fund
                            International Equity Fund
                                Money Market Fund
                              Small Cap Growth Fund
                             Total Return Bond Fund

Approved by Board of Trustees: October 24, 2000, November 6, 2001 and February 4, 2003.

Most Recent Annual Approval Date: August 5, 2003.

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                                   SCHEDULE A

                           WELLS FARGO VARIABLE TRUST
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                  FEE AGREEMENT

     This fee agreement is made as of the 1st day of May, 2003, between Wells Fargo Funds Management, LLC (the "Adviser") and Wells Capital Management Incorporated (the "Sub-Adviser") and

     WHEREAS, the parties and Wells Fargo Variable Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Schedule A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

     WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

     NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates listed for each Fund listed in Appendix A.

                                        WELLS FARGO FUNDS MANAGEMENT, LLC


                                        By:  /s/ Andrew Owen
                                           -------------------------------------
                                              Andrew Owen
                                              Senior Vice President

                                        WELLS CAPITAL MANAGEMENT INCORPORATED


                                        By:  /s/ David O'Keefe
                                           -------------------------------------
                                              David O'Keefe
                                              Chief Financial Officer

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                            Appendix A to Schedule A
                            ------------------------

---------------------------------------------------
Name of Fund                      Sub-advisory Rate
---------------------------------------------------
Asset Allocation Fund             0-1000M     0.15
                                  *1000M      0.10
---------------------------------------------------
Equity Income Fund                0-200M      0.25
                                  200M-400M   0.20
                                  *400M       0.15
---------------------------------------------------
Equity Value Fund                 0-200M      0.25
                                  200-400M    0.20
                                  *400M       0.15
---------------------------------------------------
Growth Fund                       0-200M      0.25
                                  200-400M    0.20
                                  *400M       0.15
---------------------------------------------------
International Equity Fund         0-200M      0.35
                                  *200M       0.25
---------------------------------------------------
Money Market Fund                 0-1000M     0.05
                                  *1000M      0.04
---------------------------------------------------
Small Cap Growth Fund             0-200M      0.25
                                  *200M       0.20
---------------------------------------------------
Total Return Bond Fund            0-400M      0.15
                                  400-800M    0.125
                                  *800M       0.10
---------------------------------------------------
* More Than